Exhibit 3

                          SECURITIES PURCHASE AGREEMENT

                     This SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of December 28, 2001, by and among Vesta Insurance Group, Inc., a Delaware corporation ("Vesta"), Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Fund II"), and Capital Z Financial Services Private Fund II, L.P., a Bermuda limited partnership ("Private Fund II" and, together with Fund II, each a "Capital Z Party" and collectively, "Capital Z").

                                R E C I T A L S:

                     WHEREAS, Capital Z desires to purchase from Vesta, and Vesta desires to issue and sell to Capital Z, shares of common stock of Vesta ("Vesta Common Stock");

                     WHEREAS, Fund II and Private Fund II are the record and beneficial owners of the securities of Instant Insurance Holdings, Inc., a Delaware corporation (the "Company"), listed on Annex I attached hereto (the "Securities"); and

                     WHEREAS, as consideration for the Vesta Common Stock being purchased and cash being delivered pursuant to this Agreement, Capital Z desires to transfer to Vesta, and Vesta desires to accept as full payment, the Securities;

                     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                               A G R E E M E N T:

                                   ARTICLE 1

                                THE TRANSACTIONS

                     1.1 Purchase and Sale of the Vesta Shares. Subject to the terms and conditions of this Agreement, Capital Z hereby agrees to purchase from Vesta, and Vesta agrees to issue and sell to Capital Z an aggregate of 1,500,000 shares of Vesta Common Stock (the "Vesta Shares") and Vesta agrees to pay to Capital Z cash in the amount of $138,284 (the "Cash"), allocated between the Capital Z Parties as set forth on Schedule 1.1. The purchase price for each Vesta Share is $6.77. In consideration for the Vesta Shares and the Cash, Capital Z is transferring the Securities to Vesta. The allocation of the Cash and Vesta Shares received by each Capital Z Party to the Securities sold by such Capital Z Party shall be pro rata in accordance with each such Security's fair market value. The purchase obligation of each Capital Z Party is the several obligation of such Capital Z Party to purchase the number of Vesta Shares indicated on Schedule 1.1 hereto and no Capital Z Party will have any obligation with respect to the purchase obligations of any other Capital Z Party.

                     1.2 The Closing. The closing of the purchase and sale of the Vesta Shares (the "Closing") shall be held on the date hereof at the offices of Weil, Gotshal & Manges LLP, Dallas, Texas, or such other date as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                     1.3 Waiver of Preemptive Rights. Vesta hereby waives any rights of first offer (and any notices in connection therewith) that may be applicable to the transfer of the Securities under the terms of the Third Amended and Restated Stockholders Agreement, dated December 21, 2000, by and among the Company and the stockholder party thereto.

                                   ARTICLE 2

                        CONCURRENT EVENTS AND DELIVERIES

                     Concurrently with the execution and delivery of this Agreement, the following events are occurring and the following deliveries are being made:

                     2.1 Amendment to Registration Rights Agreement. Capital Z and Vesta are executing and delivering the First Amendment to the Registration Rights Agreement (the "Amendment"), which amends certain provisions of the Registration Rights Agreement, dated December 21, 2000, by and among Vesta, Fund II and Private Fund II.

                     2.2 Cash, Stock Certificates and Warrants. Each Capital Z Party is hereby delivering to Vesta stock certificates and warrants, accompanied by stock powers or other instruments of transfer duly executed in blank, representing the Securities being purchased by Vesta, and Vesta is delivering to each such Capital Z Party its portion of the Cash, by wire transfer of immediately available funds to an account designated by such Capital Z Party, and a certificate or certificates, validly executed by a duly authorized officer of Vesta and in proper form, representing the Vesta Shares being purchased by each such Capital Z Party.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF CAPITAL Z

                     Each of Fund II and Private Fund II severally, and not jointly, represents and warrants to each of the other parties as follows:

                     3.1 Organization. Such Capital Z Party is a limited partnership, validly existing and in good standing under the laws of the jurisdiction of its organization.

                     3.2 Authority. (a) Such Capital Z Party has full partnership power and authority to execute and deliver this Agreement and the Amendment, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby; (b) the execution, delivery and performance by such Capital Z Party of this Agreement and the Amendment have been duly authorized by all necessary partnership action on the part of such Capital Z Party; and (c) each of this Agreement and the Amendment has been duly executed and delivered by such Capital Z Party and (assuming due execution and delivery by the other parties hereto and thereto) constitutes a legal, valid and binding agreement of such Capital Z Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     3.3 No Violation. The execution and delivery by such Capital Z Party of this Agreement and the Amendment, the performance by such Capital Z Party of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (collectively, "Requirements of Law") applicable to such Capital Z Party, (b) require such Capital Z Party to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by such Capital Z Party with, any Person or Governmental Authority, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any certificate of limited partnership or partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Capital Z Party is subject or by which such Capital Z Party is bound. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity. As used in this Agreement, "Governmental Authority" means any United States (federal, state, or local), foreign or supra-national government, or governmental regulatory or administrative authority, agency, commission, court or tribunal.

                     3.4 Brokers. Such Capital Z Party has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

                     3.5 Securities Act Representations.

                     (a) Except as expressly contemplated hereby, such Capital Z Party is acquiring its portion of the Vesta Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Except as expressly contemplated hereby, such Capital Z Party does not have any present intention of selling, granting any participation in, or otherwise distributing the Vesta Shares it is purchasing otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as expressly contemplated hereby, such Capital Z Party does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Vesta Shares it is purchasing.

                     (b) Such Capital Z Party acknowledges that the issuance of its portion of the Vesta Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Vesta that the issuance of the Vesta Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Such Capital Z Party acknowledges that the availability of such exemption is predicated in part on such Capital Z Party's representations set forth in this
Article 3 and that Vesta is relying on such representations.

                     (c) Such Capital Z Party has received all the information it considers necessary or appropriate for deciding whether to accept the Vesta Shares it is purchasing. Such Capital Z Party has had an opportunity to ask questions of and to receive answers from Vesta regarding the terms and conditions of the issuance of the Vesta Shares it is purchasing and the business, properties, financial condition and prospects of Vesta and to obtain additional information (to the extent Vesta possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Capital Z Party or to which such Capital Z Party had access.

                     (d) Such Capital Z Party acknowledges that it is able to bear the economic risk of the investment in the Vesta Shares it is purchasing, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Vesta Shares it is purchasing.

                     (e) Such Capital Z Party is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                     (f) Such Capital Z Party acknowledges that the Vesta Shares it is purchasing may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Vesta Shares or an available exemption from registration under the Securities Act, such Company Shares must be held indefinitely. Such Capital Z Party further acknowledges that the Vesta Shares it is purchasing may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                     (g) Such Capital Z Party acknowledges that each certificate representing any of the Vesta Shares it is purchasing will be endorsed with a legend substantially similar to the following:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                     3.6 Securities. Such Capital Z Party is the true and lawful owner, of record and beneficially, of the Securities, free and clear of any liens, restrictions (other restrictions relating to transfer under the

Securities Act), security interests, claims, rights of another or encumbrances (collectively, "Liens"). There are no outstanding options or other similar rights, agreements or commitments to acquire from such Capital Z Party any of its Securities. Such Capital Z Party has the full power and authority to convey, and is conveying to Vesta, good and marketable title to the Securities, free and clear of all Liens. To Capital Z's knowledge, the Securities consisting of capital stock of the Company are validly issued and outstanding and no action has been taken by Capital Z to redeem such Securities. The Securities consisting of warrants or rights to acquire capital stock of the Company have not been terminated and are in full force and effect. The Securities constitute all of Capital Z's ownership interests or rights to acquire ownership interests in the Company, whether issued by the Company or a third party.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF VESTA

                     Vesta represents and warrants to each of Fund II and Private Fund II to each of the other parties as follows:

                     4.1 Corporate Organization. Vesta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                     4.2 Vesta Shares. The Vesta Shares to be sold by Vesta to Capital Z in accordance with the terms of this Agreement have been duly authorized, validly issued and, upon Vesta's receipt of the Securities, will be fully paid and non-assessable. Each of Fund II and Private Fund II are acquiring good and marketable title to the Vesta Shares it is purchasing, free and clear of any and all Liens, except such Liens as may exist under applicable federal and state securities laws.

                     4.3 Authority. Vesta has full corporate power and authority to execute and deliver this Agreement and the Amendment, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part, hereby and thereby. The execution, delivery and performance by Vesta of this Agreement and each of the Amendment and the consummation of the transactions contemplated on its part hereby or thereby have been duly authorized by all necessary corporate action on the part of Vesta. This Agreement and the Amendment have been duly executed and delivered by Vesta and (assuming due execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligation of Vesta, enforceable against Vesta in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     4.4 No Violation. The execution, delivery and performance of this Agreement and the Amendment and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) violate any Requirements of Law applicable to Vesta, (b) require Vesta to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by Vesta with, any Person or Governmental Authority, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of Vesta's certificate of incorporation or bylaws or any indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Vesta is subject or by which Vesta is bound.

                     4.5 Brokers. Vesta has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

                     4.6 Corporate Documents.

                     (a) Vesta has heretofore filed each report, schedule, registration statement and definitive proxy statement required to be filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Vesta Documents") since January 1, 2000. As of its respective dates, each Vesta Document did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of its respective date, each Vesta Document complied in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under each of such statutes. The financial statements contained in the Vesta Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Vesta required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Vesta at and as of said dates and the consolidated results of operations and cash flows of Vesta for the periods then ended. The consolidated balance sheet of Vesta at September 30, 2001 included in the Vesta Documents is referred to herein as the "Vesta Balance Sheet."

                     (b) Except as disclosed in the Vesta Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Vesta Balance Sheet, neither Vesta nor any entity in which Vesta has an equity or other ownership interest has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be required to be reflected or reserved against on a consolidated balance sheet of Vesta (including the notes thereto) prepared in accordance with generally accepted accounting principles, as applied in preparing the Vesta Balance Sheet.

                     4.7 Private Offering. No form of general solicitation or general advertising has been used by Vesta or its representatives in connection with the offer or sale of the Vesta Shares. Assuming the accuracy of the representations made by each of Fund II and Private Fund II, no registration of the Vesta Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of such securities.

                                   ARTICLE 5

                                  MISCELLANEOUS

                     5.1 Amendment. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

                     5.2 Waiver. The observance of any term of this Agreement may be waived by the party or parties entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party or parties entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

                     5.3 Survival. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

                     5.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                   If to Fund II or Private Fund II, to:

                   Capital Z Financial Services Fund II, L.P.
                   54 Thompson Street
                   New York, NY  10012
                   Fax: (212) 965-2301
                   Attention:  Bradley E. Cooper

                   with copies, which shall not constitute notice to:

                   Weil, Gotshal & Manges LLP
                   100 Crescent Court, Suite 1300
                   Dallas, Texas  75201-6950
                   Fax:  (214) 746-7777
                   Attention:  R. Jay Tabor

                   If to Vesta, to:

                   Vesta Insurance Group, Inc.
                   3760 River Run Road
                   Birmingham, Alabama 35243
                   Fax:  (205) 970-7022
                   Attention:  John W. McCullough

                     5.5 Confidentiality. Each party hereto shall, and shall cause its respective officers, directors, employees, agents and representatives to, maintain confidentiality with respect to, and not disclose, any proprietary or otherwise confidential information of any other party hereto; provided, however, that the limitations provided in this Section 5.5 shall not apply, with respect to any party, to (a) information in the public domain or otherwise publicly available (other than as a result of disclosure by such party or its officers, directors, employees, agents or representatives, in violation of this Agreement), (b) information the disclosure of which is required by law or compelled by judicial or administrative process, or (c) disclosure of any such information to such party's officers, directors, employees, agents and representatives for legitimate purposes in connection with the transactions contemplated by this Agreement (provided that the Persons to whom such information is disclosed are notified of such party's confidentiality obligations under this Agreement), or (d) information already in the possession of such party prior to its receipt from the other party.

                     5.6 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                     5.7 Publicity. So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their Affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

                     5.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                     5.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the Closing, no party shall assign any of its rights under this Agreement; provided, however, that each of Fund II, Private Fund II and Vesta may assign its rights (but not obligations) under this Agreement, in whole or in part, to any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Capital Z Party. No assignment of rights will relieve the assigning party of liability in the event of any breach hereof. Any attempted assignment in violation of this Agreement shall be void ab initio.

                     5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                     5.11 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

                     5.12 Third Party Beneficiaries. This Agreement (except as otherwise expressly indicated in the indemnification provisions hereof) is not intended to confer upon any other Person any rights or remedies hereunder.

                     5.13 Costs and Expenses. Each party hereto shall bear its own legal and due diligence fees and expenses and other out-of-pocket expenses relating to the transactions contemplated by this Agreement.

                     5.14 Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.

                     5.15 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                     5.16 Interpretation. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                     5.17 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                     5.18 Further Assurances. At and from time to time after the date hereof, at the request of Vesta but without further consideration, Capital Z shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Vesta may reasonably request in order to give effect to the transactions contemplated hereby.

                     5.19 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                     IN WITNESS WHEREOF, each of the Capital Z and Vesta has caused this Agreement to be duly signed as of the date first written above.


                       CAPITAL Z:

                       CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general
                             partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President



                       CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President


                       VESTA:

                       VESTA INSURANCE GROUP, INC.


                       By:    /s/ John Micollough
                           ---------------------------------------
                           Name:  John Micollough
                           Title: Vice President




                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                  SCHEDULE 1.1


              CAPITAL Z PARTY                           NUMBER OF VESTA SHARES PURCHASED
              ---------------                           --------------------------------
Capital Z Financial Services Fund II, L.P.        $137,553                            1,492,074

Capital Z Financial Services Private Fund             $731                                7,926
II, L.P.

        TOTAL                                     $138,284                            1,500,000


                                    ANNEX I

                                   SECURITIES

A.         STOCK OWNERSHIP:

---------------------------------------- --------------------- --------------------------- ------------------ --------------------

                    STOCK                   CERTIFICATE #                HOLDER               # OF SHARES         DATE OF ISSUE
                    -----                   -------------                ------               -----------         -------------
---------------------------------------- --------------------- --------------------------- ------------------ --------------------
Common, $0.01 par                                 26           Fund II                            17,693             1/31/01
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series A Preferred, $1.00 par                     5            Fund II                           198,943             4/14/00
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series C Preferred, $1.00 par                    001           Fund II                         3,705,317             2/17/00
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series C Preferred, $1.00 par                    008           Fund II                         3,705,317             4/28/00
----------------------------------------------------------------------------------------------------------------------------------

                                               TOTAL FUND II SERIES C:                         7,410,634
----------------------------------------------------------------------------------------------------------------------------------

Common, $0.01 par                                 27           Private Fund II                        94             1/31/01
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series A Preferred, $1.00 par                     6            Private Fund II                     1,057             4/14/00
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series C Preferred, $1.00 par                    002           Private Fund II                    19,683             2/17/00
---------------------------------------- --------------------- --------------------------- ------------------ --------------------

Series C Preferred, $1.00 par                    009           Private Fund II                    19,683             4/28/00
----------------------------------------------------------------------------------------------------------------------------------

                                       TOTAL PRIVATE FUND II SERIES C:                            39,366
----------------------------------------------------------------------------------------------------------------------------------



B.         WARRANTS TO PURCHASE COMMON STOCK:

---------------------------------------------------------------------------------------------------
 DATE OF WARRANT       FUND II WARRANTS          PRIVATE FUND II WARARNTS         TOTAL WARRANTS
 ---------------       ----------------          ------------------------         --------------
     9/14/00               41,446.83                      220.17                      41,667
     10/6/00                4,144.98                       22.02                      4,167
    10/13/00                3,315.39                       17.61                      3,333
    10/19/00               21,552.51                      114.49                      21,667
     11/2/00               17,969.54                       95.46                      18,065
    11/15/00               26,208.78                      139.22                      26,348
    11/30/00               17,863.11                       94.89                      17,958
    12/14/00               17,732.81                       94.19                      17,827

     TOTALS:              150,233.95                      798.05                     151,032
---------------------------------------------------------------------------------------------------


C.         CALL RIGHTS:

Any rights to acquire securities of the Company in favor of Capital Z contained in the Third Amended and Restated Management Stock Call Agreement, dated as of December 21, 2000, among Capital Z, E. Buchanan Lyon III, B.G. Porter, Michael Grandstaff, Martin F. Gohr and the Company.